EXHIBIT 1

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the ownership by each of the undersigned of Class A Ordinary Shares of LAIX Inc. is filed on behalf of each of the undersigned.

Dated: February 11, 2019

GGV CAPITAL IV L.P.

GGV CAPITAL IV ENTREPRENEURS FUND L.P.

BY: GGV CAPITAL IV L.L.C.

ITS: GENERAL PARTNER

By:	/s/ Stephen Hyndman
Stephen Hyndman
Attorney-in-Fact

GGV CAPITAL IV L.L.C.

By:	/s/ Stephen Hyndman
Stephen Hyndman
Attorney-in-Fact

GGV CAPITAL SELECT L.P. BY: GGV CAPITAL SELECT L.L.C. ITS: GENERAL PARTNER

By:	/s/ Stephen Hyndman
Stephen Hyndman
Attorney-in-Fact

GGV CAPITAL SELECT L.L.C.

By:	/s/ Stephen Hyndman
Stephen Hyndman
Attorney-in-Fact

/s/ Jixun Foo
Jixun Foo

/s/ Glenn Solomon
Glenn Solomon

/s/ Jeffrey Gordon Richards
Jeffrey Gordon Richards

/s/ Hans Tung
Hans Tung

/s/ Jenny Hong Wei Lee
Jenny Hong Wei Lee